SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2013 (January 24, 2013)
Education Management Corporation
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(Exact name of registrant as specified in its charter)
Pennsylvania             001-34466             25-1119571
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(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)            File Number)            Identification No.)
210 Sixth Avenue, Pittsburgh, Pennsylvania         15222
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         (Address of principal executive offices)         (Zip code)
Registrant's telephone number, including area code: (412) 562-0900
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

On January 29, 2013, Education Management LLC (the “Borrower”) and Education Management Holdings LLC (“Holdings”), each a subsidiary of Education Management Corporation, entered into Amendment No. 1 (the “Amendment”) to the Letter of Credit Facility Agreement (the “Facility”), dated November 30, 2011, among the Borrower, Holdings, certain subsidiaries of Holdings and Bank of America, N.A., as Administrative Agent, Collateral Agent, Issuing Bank and a Lender thereunder. The purpose of the Amendment is to extend the maturity date of the Facility to the earlier of July 8, 2014 or the date of any early termination of the revolving commitments otherwise scheduled to mature in 2015 under the Borrower's existing Second Amended and Restated Credit and Guarantee Agreement, dated as of December 7, 2010, by and among the Borrower, BNP Paribas, as Administrative and Collateral Agent, and certain other parties thereto, as amended.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. - Regulation FD Disclosure

On January 24, 2013, The New England Institute of Art received a civil investigative demand from the Commonwealth of Massachusetts Attorney General requesting information for the period from January 1, 2010 to the present pursuant to an investigation regarding practices by the school in connection with marketing and advertising job placement and student outcome, the recruitment of students and the financing of education.
The information included in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDUCATION MANAGEMENT CORPPORATION
By:      /s/ Edward H. West
Edward H. West
President and Chief Executive Officer
Dated: January 29, 2013